                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


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                (Name of Registrant as Specified in its Charter)

                        American Homestar Corporation
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                         AMERICAN HOMESTAR CORPORATION
                     2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573

                                                                 August 28, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of American Homestar Corporation (the "Company") to be held at South Shore Harbour Hotel, 2500 South Shore Boulevard, League City, Texas 77573, on Thursday, October 2, 1997, at 10:00 a.m. local time. The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the election of eight directors of the Company, approval of the Non-Qualified Stock Option Agreements with the Company's Co-Chief Executive Officers (the "Option Agreements") and ratification of the selection of independent certified public accountants. We have also enclosed a copy of the Company's Annual Report for the fiscal year ended May 31, 1997.

     The Company's Board of Directors believes that a favorable vote for each person nominated to serve as a director of the Company, for the approval of the Option Agreements and for ratification of the selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants are in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each nominee, "FOR" the Option Agreements and "FOR" such ratification. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

     Please sign, date and return the enclosed Proxy without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

                                            Sincerely,

                                            /s/ FINIS F. TEETER
                                            -----------------------------------
                                            Finis F. Teeter
                                            Chairman of the Board

                         AMERICAN HOMESTAR CORPORATION
                     2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 2, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of American Homestar Corporation, a Texas corporation (the "Company"), will be held at South Shore Harbour Hotel, 2500 South Shore Boulevard, League City, Texas 77573, on Thursday October 2, 1997, 10:00 a.m. local time. A Proxy and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the following purposes:

          (1) To elect eight members of the Board of Directors for terms expiring in 1998.

          (2) To approve Non-Qualified Stock Option Agreements with the Company's Co-Chief Executive Officers.

          (3) To consider and ratify the selection of the Company's independent certified public accountants.

          (4) To transact any other business that may properly come before the Meeting or any adjournments thereof.

     The close of business on August 18, 1997, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to the examination of any shareholder during ordinary business hours at the principal executive offices of the Company at 2450 South Shore Boulevard, Suite 300, League City, Texas 77573.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors

                                            /s/ CRAIG A. REYNOLDS
                                            ------------------------------------
                                            Craig A. Reynolds
                                            Secretary

Houston, Texas
August 28, 1997

                         AMERICAN HOMESTAR CORPORATION
                     2450 SOUTH SHORE BOULEVARD, SUITE 300
                            LEAGUE CITY, TEXAS 77573

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 2, 1997

     This Proxy Statement is being first mailed on or about August 28, 1997, to shareholders of American Homestar Corporation, a Texas corporation (the "Company"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at South Shore Harbour Hotel, 2500 South Shore Boulevard, League City, Texas 77573, on Thursday, October 2, 1997, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

     The purpose of the Meeting is to consider and act upon: (i) the election of eight directors for terms expiring in 1998; (ii) approval of Non-Qualified Option Agreements with the Company's Co-Chief Executive Officers (the "Option Agreements"); (iii) the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants; and (iv) such other matters as may properly come before the Meeting or any adjournments thereof.

     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted: (i) FOR the election of the eight persons named under "Election of Directors" as nominees for election as directors of the Company for terms expiring in 1998; (ii) FOR the approval of Option Agreements; (iii) FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants; and (iv) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment thereof.

     Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. Any shareholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice to the Secretary of the Company, by execution and delivery of a later Proxy or by voting in person at the Meeting.

                       RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting was the close of business on August 18, 1997 (the "Record Date"), at which time the Company had issued and outstanding approximately 11,438,420 shares of Common Stock, par value $.05 per share (the "Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

                               QUORUM AND VOTING

     The presence at the Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date will be entitled to cast one vote for each share of Common Stock registered in such holder's name.

     Approval of Proposal No. 1 to elect the eight nominees to serve as members of the Board of Directors for terms expiring at the Company's Annual Meeting of Shareholders in 1998 requires the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Votes may be cast in favor or withheld with respect to such proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on such proposal.

     In order to comply with certain rules promulgated under the Internal Revenue Code and of the Nasdaq National Market, approval of Proposal No. 2 to approve the Option Agreements requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Abstentions on the proposal may be specified and will have the same effect as a vote against such proposal.

     Approval of Proposal No. 3 to ratify the selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Abstentions on such proposal may be specified and will have the same effect as a vote against such proposal.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter requiring discretionary voting, broker non-votes will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Brokers or nominees have discretionary power to vote on Proposals No. 1 and 3, but have no discretionary power to vote with respect to Proposal No. 2. Accordingly, broker non-votes will not be counted with respect to Proposal No. 2.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of August 6, 1997, regarding the beneficial ownership of Common Stock of the Company by (i) each person as a group known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company's Named Executive Officers (as herein defined) and
(iv) the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of capital stock owned by them, unless otherwise noted.

                                                            AMOUNT AND NATURE
                    NAME OF BENEFICIAL                        OF BENEFICIAL      PERCENT
                      OWNER OR GROUP                            OWNERSHIP        OF CLASS
                    ------------------                      -----------------    --------
Finis F. Teeter(1)(2).....................................      1,734,507         15.15%
Laurence A. Dawson, Jr.(1)(3).............................      1,507,300         13.16%
Craig A. Reynolds(4)......................................         88,674          *
Charles N. Carney, Jr.(4).................................        166,119          1.45%
Jackie H. Holland(5)......................................         40,362          *
James J. Fallon(5)........................................         78,159          *
William O. Hunt(6)........................................         26,564          *
Jack L. McDonald(7).......................................         17,189          *
Seligman Group of Investment Companies(8).................        638,500          5.59%
Directors and executive officers as a group (8 persons)...      3,658,874         31.68%

---------------

 *  Less than 1%.

(1) The address of Finis F. Teeter is 2450 South Shore Boulevard, Suite 300, League City, Texas 77573. The address of Laurence A. Dawson, Jr. is 2221 East Lamar Boulevard, Suite 790, Arlington, Texas 76006.

(2) Mr. Teeter's shares include 1,038,478 shares that are owned by Teeter Investments, Ltd., a limited partnership in which Mr. Teeter is the managing general partner, and 130,204 shares that are owned by the Teeter 1992 Trust, of which Mr. Teeter is trustee. Includes 21,878 shares that are purchasable pursuant to an immediately exercisable stock option. Does not include options granted pursuant to the Option Agreements that are subject to shareholder approval under Proposal No. 2 in this Proxy Statement.

(3) Mr. Dawson's shares include 953,125 shares that are owned by Dawson Adventures, Ltd. ("DAL"), a limited partnership in which Mr. Dawson is the managing general partner. Mr. Dawson has the sole power to dispose of all of such shares but, pursuant to the terms of the DAL partnership agreement, Mr. Dawson currently has the power to vote only 184,430 of such shares. In addition, the beneficial ownership figure for Mr. Dawson includes 381,118 shares that are owned jointly with Mrs. Dawson. Mrs. Dawson is deemed to beneficially own 184,430 shares that are owned by DAL by virtue of the fact that she has the right to vote such shares pursuant to the partnership agreement; however, she does not currently have the power to dispose of such shares. Includes 21,878 shares that are purchasable pursuant to an immediately exercisable stock option. Does not include options granted pursuant to the Option Agreements that are subject to shareholder approval under Proposal No. 2 in this Proxy Statement.

(4) Includes 9,376 shares that are purchasable pursuant to an immediately exercisable stock option.

(5) Includes 10,314 shares that are purchasable pursuant to an immediately exercisable stock option.

(6) Includes 17,189 shares that are purchasable pursuant to an immediately exercisable stock option.

(7) All such shares are purchasable pursuant to an immediately exercisable stock option.

(8) Pursuant to Schedule 13G, Seligman Group of Investment Companies ("Seligman Group") was the beneficial owner of 638,500 shares at December 31, 1996, of which it has the sole power to vote or direct the vote. Such shares have been adjusted to reflect the Company's 5 for 4 stock split on February 7, 1997. The address of the Seligman Group is 100 Park Avenue, New York, New York 10017.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     There are eight directors to be elected for terms expiring at the Company's Annual Meeting of Shareholders in 1998 or until their successors have been elected and qualified. It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors, if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority to vote the Proxy for a substitute. Proxies cannot be voted for more than eight nominees.

     The nominees are as follows:

            NAME               AGE                          POSITION
            ----               ---                          --------
Finis F. Teeter(1)...........  53    Chairman of the Board and Co-Chief Executive Officer
Laurence A. Dawson, Jr.(1)...  53    President, Co-Chief Executive Officer and Director
Craig A. Reynolds............  48    Executive Vice President, Chief Financial Officer,
                                     Secretary and Director
Jackie H. Holland............  50    Vice President, Treasurer and Director
Charles N. Carney, Jr........  42    Vice President and Director
James J. Fallon..............  57    Vice President and Director
William O. Hunt(2)(3)........  63    Director
Jack L. McDonald(2)(3).......  64    Director

---------------

(1) Member of the Executive Committee

(2) Member of the Compensation Committee

(3) Member of the Audit Committee

     Finis F. Teeter is a founder of the Company and served as its Chairman of the Board and Chief Executive Officer from 1971 until August 1993. Since August 1993, Mr. Teeter has served as its Chairman of the Board and Co-Chief Executive Officer. Prior to forming the Company, Mr. Teeter served in various sales and sales management capacities with Teeter Mobile Homes from 1962 to 1969 and with Mobile Home Industries from 1969 to late 1970.

     Laurence A. Dawson, Jr. has served as President, Co-Chief Executive Officer and as a Director of the Company since August 1993. Mr. Dawson served as Chief Executive Officer and Chairman of the Board of Oak Creek Homes, Inc. ("Oak Creek") from its founding in 1983 until August 31, 1993. Mr. Dawson served as Executive Vice President -- Chief Operating Officer and in other executive positions with Kaufman & Broad Home Systems, Inc. from 1972 to 1983. Mr. Dawson is a director of the Manufactured Housing Institute and the Texas Manufactured Housing Association. Mr. Dawson holds a Master of Business Administration degree from Harvard University.

     Craig A. Reynolds has served as Executive Vice President, Chief Financial Officer and Secretary of the Company since joining the Company in 1982, and has been a Director of the Company since 1985. Mr. Reynolds is a Certified Public Accountant and holds a Master of Business Administration degree from Florida Institute of Technology.

     Jackie H. Holland has served as Vice President, Treasurer and as a Director of the Company since August 1993. Mr. Holland has served as Vice President and Chief Financial Officer of Oak Creek since 1989. Before joining Oak Creek, Mr. Holland held various financial and general management positions with Palm Harbor Homes, Inc. from 1978 to 1989 and Redman Homes, Inc. from 1970 to 1978. Mr. Holland holds a Bachelor of Science in Accounting degree from the University of North Alabama.

     Charles N. Carney, Jr. has served as Vice President of the Company since June 1993 and as President of the Retail Division of the Company since 1987. He has served as a Director of the Company since August 1993. Mr. Carney has served in various sales, sales management and senior sales management capacities with the Company since joining its predecessor in 1977. Mr. Carney holds a Bachelor of Business Administration degree from Eastern Kentucky University.

     James J. Fallon has served as Vice President and as a Director of the Company since August 1993 and as President of Oak Creek since December 1993. Prior to that time, Mr. Fallon served in various general management capacities with Oak Creek, Kaufman & Broad Home Systems, Inc., and Fleetwood Homes, Inc. Mr. Fallon holds a Bachelor of Science in Electrical Engineering from Purdue University.

     William O. Hunt has served as a Director of the Company since July 1994. Mr. Hunt has also served as Chairman of the Board and Chief Executive Officer of Intellicall, Inc., a diversified telecommunications company providing products and services to pay telephone networks on a worldwide basis, since December 1992. From July 1989 through July 1992 (when it was sold to The Allen Group, Inc. ("Allen")), Mr. Hunt was Chairman of the Board, Chief Executive Officer and President of Alliance Telecommunications Corporation ("Alliance"), a privately-held corporation engaged in the manufacture and service of wireless communications systems worldwide. From August 1990 to August 1993, Mr. Hunt served as Chairman of the Board of Hogan Systems, Inc. ("Hogan"), a leading supplier of application software for the financial and banking industry. Since August 1993, Mr. Hunt has served as Vice Chairman of Hogan. He is also a director of Dr. Pepper Bottling Company of Texas, DSC Corporation, a telecommunications company, and Allen, a firm active in the automotive and mobile communications industry.

     Jack L. McDonald has served as a Director of the Company since September 1994. From 1978 until his retirement in 1985, Mr. McDonald served as President and Chief Operating Officer of Centex Corporation, a corporation involved in the home-building, cement, oil and gas and general construction industries. Since his retirement, he has been self-employed as a business consultant. Mr. McDonald is also a director of Triangle Pacific Corp., Bally's Grand, Inc. and U.S. Homes Corp.

                       BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval of the Board of Directors. It also holds special meetings when an important matter requires action by the Board of Directors between scheduled meetings. The Board of Directors met four times and acted by unanimous written consent three times during fiscal 1997. During fiscal 1997, each member of the Board of Directors participated in at least 75% of all Board of Directors and applicable committee meetings held during the period for which he was a director.

     The Board of Directors has established audit, executive and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal 1997 are described below.

     Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates with the independent certified public accountants the Company's annual audit and annual consolidated financial statements and the results of quarterly reviews; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent certified public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. Messrs. Hunt and McDonald currently are members of the Audit Committee. The Audit Committee met five times during fiscal 1997.

     Compensation Committee. The Compensation Committee approves the compensation of executive officers of the Company, establishes and monitors the compensation policies of the Company, and administers the Company's 1994 Amended and Restated Stock Compensation Plan (the "Stock Compensation Plan").

The Compensation Committee has the power to determine from time to time the individuals to whom options will be granted, the number of shares to be covered by each option and the times at which options will be granted. Messrs. Hunt and McDonald currently are members of the Compensation Committee. The Compensation Committee met four times and acted upon unanimous written consent once during fiscal 1997.

     Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except where action of the Board of Directors as a whole is expressly required by law or by the Articles of Incorporation or Bylaws of the Company. Messrs. Teeter and Dawson currently are members of the Executive Committee. The Executive Committee met 26 times during fiscal 1997.

     The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

                                 PROPOSAL NO. 2

                  APPROVAL OF NON-QUALIFIED OPTION AGREEMENTS

     The Board of Directors has unanimously approved the grant of non-qualified options to Messrs. Teeter and Dawson, the Company's Co-Chief Executive Officers, pursuant to Non-Qualified Stock Option Agreements, dated November 15, 1996 (the "Option Agreements"), whereby each Co-Chief Executive Officer received a non-qualified stock option to purchase 93,750 shares of the Company's common stock at $13.60 per share (adjusted to reflect the 5-for-4 stock split on February 7, 1997). Each option is exercisable after November 15, 2005 and terminates on November 15, 2006; provided, however, that the options may be exercised earlier according to the following schedule:

        31,250 shares  If the Company's market capitalization equals or exceeds
                       $300 million at any time prior to November 15, 2000.

        31,250 shares  If the Company's market capitalization equals or exceeds
                       $400 million at any time prior to November 15, 2000.

        31,250 shares  If the Company's market capitalization equals or exceeds
                       $500 million at any time prior to November 15, 2000.

     The options granted pursuant to the Option Agreements must be administered by a committee of the Board of Directors consisting of two or more non-employee directors within the meaning of Rule 16b-3. The options are currently administered by the Compensation Committee.

     The options may be exercised by written notice to the Company of the number of shares of Common Stock being purchased and the exercise price may be paid (i) in cash, (ii) by certified or cashier's check, (iii) in shares of Common Stock then owned by the optionee or (iv) any other form of valid consideration as permitted by the Board of Directors.

     No taxable income generally is realized by the participant upon the grant of a non-qualified option, and no deduction generally is then available to the Company. Upon exercise of a non-qualified option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income. Such amount will also be deductible by the Company unless such amount exceeds the annual one million dollar limitation on the deduction that an employer may claim for compensation of certain executives pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Deduction Limitation"), and does not satisfy an exception to the Deduction Limitation. The tax basis of the shares acquired by the participant will be the fair market value on the date of exercise. When a participant disposes of shares acquired upon exercise of a non-qualified stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon the exercise of the non-qualified stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a non-qualified stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

VOTE REQUIRED

     The approval of the Option Agreements requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. If approved by the shareholders, such Option Agreements will be effective as of November 15, 1996. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all Proxies "FOR" the adoption of this proposal.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                       APPROVAL OF THE OPTION AGREEMENTS.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company is engaged in a competitive and specialized industry and believes that it must be able to attract and retain experienced, qualified executives and key employees. The Company's executive compensation program for fiscal 1997 was established by the Compensation Committee, comprised of the Independent Directors.

  Executive Compensation Policy

     The Company's compensation policy is designed to support the overall objective of enhancing value for the Company's shareholders by:

     - Attracting, developing, rewarding and retaining highly qualified and productive individuals.
     - Directly relating compensation to both Company and individual performance.
     - Ensuring compensation levels that are externally competitive and internally equitable.
     - Encouraging executive stock ownership to enhance a mutuality of interest with other shareholders.

     The following is a description of the specific elements of the Company's executive compensation and how each relates to the objectives and policy outlined above. See also "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     Base Salary. The Compensation Committee reviewed each executive officer's salary. In determining appropriate salary levels, the Compensation Committee considered individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

     Short-term Incentives. In fiscal 1997, the Co-Chief Executive Officers and the Chief Financial Officer qualified for annual bonuses based on the performance and profitability of the entire Company. In fiscal 1997, the other executive officers were eligible for quarterly incentive and/or annual bonuses based on performance and profitability of the operating division or unit over which that executive officer exercised the most direct operating control.

     Long-Term Incentives. The Company's long-term incentive compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with shareholders. In furtherance of this objective, the Company awards to its executive officers stock options under the Stock Compensation Plan. Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. Stock options generally are exercisable at the fair market value at the date of grant and in five installments beginning at least one year after the date of grant. The Company also has the ability under the Stock Compensation Plan to award other stock-based compensation incentives, such as restricted stock and stock appreciation rights, although it has not done so to date.

     Rationale for Co-Chief Executive Officer Compensation. The compensation packages of Messrs. Teeter and Dawson have been designed to encourage short- and long-term performance in line with the interests of the Company's shareholders. For fiscal 1997, Messrs. Teeter and Dawson each had an annual salary of $216,667 and annual incentives as described above. For fiscal 1998, and pursuant to separate employment agreements each has with the Company and described elsewhere herein, their respective base salary amounts remain unchanged, and incentive compensation is on an annual basis. If approved by the Company's shareholders, each will also receive option grants under the Option Agreements described in Proposal No. 2. In addition, each has a significant stock ownership position in the Company, as described elsewhere herein, and therefore, each has a substantial incentive to enhance shareholders' interests and value. The Compensation Committee believes Messrs. Teeter's and Dawson's total compensation is competitive in the external marketplace and reflects individual and Company performance.

     This report is submitted by the members of the Compensation Committee as of the end of the 1997 fiscal year.

        William O. Hunt
        Jack L. McDonald

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation to the Company's Co-Chief Executive Officers and the four most highly compensated executive officers for services rendered in all capacities during the Company's last three fiscal years (collectively referred to herein as the "Named Executive Officers").

                                                                                LONG TERM COMPENSATION
                                                                           ---------------------------------
                                               ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                          ------------------------------   -----------------------   -------
                                                                                        SECURITIES
                                                                OTHER                   UNDERLYING             ALL OTHER
                                                                ANNUAL     RESTRICTED    OPTIONS/     LTIP      COMPEN-
       NAME AND PRINCIPAL        FISCAL   SALARY     BONUS     COMPEN-       STOCK         SARS      PAYOUTS    SATION
            POSITION              YEAR      ($)       ($)     SATION ($)   AWARDS ($)      (#)         ($)        ($)
       ------------------        ------   -------   -------   ----------   ----------   ----------   -------   ---------
Finis F. Teeter                   1997    216,667   347,865         --           --      156,250(8)      --     36,751(1)
  Chairman of the Board           1996    180,000   232,477         --           --       31,250(7)      --     35,796(1)
  and Co-Chief Executive Officer  1995    180,000   170,390         --           --           --         --     17,599(1)

Laurence A. Dawson, Jr.           1997    216,667   347,865         --           --      156,250(8)      --     26,909(2)
  President and Co-Chief          1996    180,000   232,477         --           --       31,250(7)      --     30,073(2)
  Executive Officer               1995    180,000   170,390         --           --           --         --     35,500(2)

Craig A. Reynolds                 1997    120,000   154,606         --           --       26,250(7)      --      4,704(3)
  Executive Vice-President,       1996    120,000   103,323         --           --       23,438(7)      --      4,268(3)
  Chief Financial Officer         1995     96,000   125,122         --           --           --         --      3,588(3)
  and Secretary

Charles N. Carney, Jr.            1997    100,000   256,031         --           --       26,250(7)      --      2,310(4)
  Vice President of the           1996    100,000   235,172         --           --       23,438(7)      --      3,278(4)
  Company and President of        1995     96,000   239,041         --           --           --         --      1,500(4)
  the Retail Division

James J. Fallon                   1997     60,000   473,720         --           --       21,250(7)      --      4,818(5)
  Vice President of the           1996     60,000   408,019         --           --       18,750(7)      --      2,137(5)
  Company and President of        1995     60,000   260,244         --           --        4,688(7)      --      1,500(5)
  Oak Creek Homes, Inc.

Jackie H. Holland                 1997    100,000   186,918         --           --       21,250(7)      --      8,723(6)
  Vice President and              1996     79,200   115,608         --           --       18,750(7)      --      6,461(6)
  Treasurer                       1995     79,200    86,777         --           --        4,688(7)      --      6,300(6)

---------------

(1) Consists of $9,000 car allowance in fiscal 1995, 1996 and 1997, $1,500, $895 and $2,160 of Company contributions to the Company's Saving Plan in fiscal 1995, 1996 and 1997, respectively, $7,099, $7,886 and $8,128 for payments of term-life and disability insurance in fiscal 1995, 1996 and 1997, respectively, and $18,015 and $17,463 for equivalent compensation as provided for in Mr. Teeter's employment agreement in fiscal 1996 and 1997, respectively.

(2) Consists of $9,000 car allowance in fiscal 1995, 1996 and 1997, $1,500, $2,310 and $2,375 of Company contributions to the Company's Savings Plan in fiscal 1995, 1996 and 1997, respectively, and payments of $25,000, $18,763 and $15,534 for various insurance premiums, including split-dollar life, term-life, disability, automobile and health in fiscal 1995, 1996 and 1997, respectively.

(3) Consists of $960, $1,090 and $1,200 of Company contributions to the Company's Savings Plan in fiscal 1995, 1996 and 1997, respectively, and $2,628, $3,178 and $3,504 for payments of term-life and disability insurance in fiscal 1995, 1996 and 1997, respectively.

(4) Consists of $1,500, $2,294 and $1,326 of Company contributions to the Company's Savings Plan in fiscal 1995, 1996 and 1997, respectively, and $984 for payment of term-life and disability insurance in fiscal 1996 and 1997.

(5) Consists of $1,500, $2,137 and $1,900 of Company contributions to the Company's Savings Plan in fiscal 1995, 1996 and 1997, respectively and $2,918 for payment of term-life and disability insurance in fiscal 1997.

(6) Consists of car allowance of $4,800 in fiscal 1995, 1996 and 1997, $1,500, $1,661 and $1,645 of Company contributions to the Company's Savings Plan in fiscal 1995, 1996 and 1997, respectively, and $2,278 for payment of term-life and disability insurance in fiscal 1997.

(7) Options granted pursuant to the Stock Compensation Plan. Options have been adjusted for the 5-for-4 stock split on February 7, 1997.

(8) Includes 62,500 options granted pursuant to the Stock Compensation Plan and 93,750 options pursuant to the Option Agreements which are subject to shareholder approval under Proposal No. 2. Options have been adjusted for the 5-for-4 stock split on February 7, 1997.

OPTION/STOCK APPRECIATION RIGHT GRANTS DURING FISCAL 1997

                                                PERCENTAGE
                                                  TOTAL                                          POTENTIAL REALIZABLE
                                  NUMBER OF      OPTIONS/                                          VALUE AT ASSUMED
                                  SECURITIES       SARS       EXERCISE                          ANNUAL RATES OF STOCK
                                  UNDERLYING    GRANTED TO    OR BASE                           PRICE APPRECIATION FOR
                                   OPTIONS/     EMPLOYEES      PRICE                                 OPTION TERM
                                     SARS       IN FISCAL       PER                            ------------------------
              NAME                 GRANTED         YEAR        SHARE       EXPIRATION DATE         5%           10%
              ----                ----------    ----------    --------    -----------------    ----------    ----------
Finis F. Teeter.................
  Option Agreement..............    93,750(1)     14.41%       $13.60     November 15, 2006    $  801,841    $2,032,022
  Non-Qualified Options.........    51,125         7.86%       $13.60     November 15, 2003       283,057       659,643
  Incentive Stock Options.......    11,375         1.75%       $14.96     November 15, 2001        47,015       103,890
                                   -------        -----                                        ----------    ----------
                                   156,250        24.02%                                       $1,131,913    $2,795,555
                                   -------        -----                                        ----------    ----------
Laurence A Dawson, Jr...........
  Option Agreement..............    93,750(1)     14.41%       $13.60     November 15, 2006    $  801,841    $2,032,022
  Non-Qualified Options.........    51,125         7.86%       $13.60     November 15, 2003       283,057       659,643
  Incentive Stock Options.......    11,375         1.75%       $14.96     November 15, 2001        47,015       103,890
                                   -------        -----                                        ----------    ----------
                                   156,250        24.02%                                       $1,131,913    $2,795,555
                                   -------        -----                                        ----------    ----------
Craig A. Reynolds...............    26,250         4.03%       $13.60     November 15, 2003    $  145,335    $  338,692
Charles N. Carney, Jr...........    26,250         4.03%       $13.60     November 15, 2003    $  145,335    $  338,692
Jackie Holland..................    21,250         3.27%       $13.60     November 15, 2003    $  117,652    $  274,179
James J. Fallon.................    21,250         3.27%       $13.60     November 15, 2003    $  117,652    $  274,179

---------------

(1) These options are subject to shareholder approval of the Option Agreements under Proposal No. 2 in this Proxy Statement.

AGGREGATED OPTION/STOCK APPRECIATION RIGHT EXERCISES DURING FISCAL 1997 AND FISCAL YEAR END OPTION/STOCK APPRECIATION RIGHT VALUES

                                                                    NUMBER OF
                                                                   SECURITIES
                                                                   UNDERLYING
                                                                   UNEXERCISED         VALUE OF UNEXERCISED
                                      SHARES                     OPTIONS/SARS AT           IN-THE-MONEY
                                    ACQUIRED ON                   MAY 31, 1997           OPTIONS/SARS AT
                                     EXERCISE        VALUE        EXERCISABLE/           MAY 31, 1997(1)
               NAME                     (#)       REALIZED($)     UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
               ----                 -----------   ------------   ---------------   ----------------------------
Finis F. Teeter...................      --             --         7,813/179,687         $96,412/1,273,743
Laurence A. Dawson, Jr............      --             --         7,813/179,687         $96,412/1,273,743
Craig A. Reynolds.................      --             --          4,688/45,000         $  61,132/412,500
Charles N. Carney, Jr.............      --             --          4,688/45,000         $  61,132/412,500
James J. Fallon...................      --             --          5,626/39,062         $  76,815/373,443
Jackie H. Holland.................      --             --          5,626/39,062         $  76,815/373,443

---------------

(1) Value is calculated based on the difference between the option exercise price and $20.00 (the last price of the Common Stock on May 30, 1997) multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS

     Directors of the Company who are employees or affiliates of the Company do not receive compensation for their services as directors, although they are reimbursed for travel and lodging expenses in connection with their attendance at board meetings. The Company pays an annual fee in the amount of $15,000 and meeting fees of $1,000 per meeting to its directors who are not employees or affiliates of the Company ("Independent Directors"). In addition, each Independent Director will receive a non-qualified stock option to purchase 5,000 shares of Common Stock upon each person's initial election to the Board of Directors, which such options becoming immediately exercisable. Following his initial term as an Independent Director, if reelected, and every fourth year reelected thereafter, each Independent Director will receive a non-qualified option to purchase 10,000 shares of Common Stock. Each of such options would vest 25% annually, with the initial 25% becoming exercisable on the date of grant of the option and an additional 25% becoming exercisable on each of the first three anniversaries of the grant date.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements, effective as of October 1, 1996, with Messrs. Teeter and Dawson (the "Employment Agreements"). Under the Employment Agreements, Messrs. Teeter and Dawson will each (a) receive a base salary of $235,000 per year, subject to increase from time to time as may be determined by the Company's Board of Directors; (b) be entitled to receive bonuses equal to 2.25%, subject to increase from time to time as may be determined by the Company's Board of Directors, of the Company's after-tax consolidated net income (paid annually); and (c) receive a car allowance of $750 per month, plus reimbursement for all automobile expenses. Each Employment Agreement further provides that (a) the Company will maintain the existing Salary Continuation Agreement with the executive, which provides that, if the executive dies prior to the expiration of the term of his Employment Agreement or if he dies after he has become partially or permanently disabled during the term of his Employment Agreement, the Company will pay to the executive's beneficiary an amount equal to 75% of his compensation, which amount shall be payable in 60 equal monthly installments; and (b) the Company will maintain the existing Disability Compensation Agreement with the executive, which provides the executive with disability benefits equaling 100% of his compensation for the first ninety days or such other applicable waiting period under the policies underlying the agreement and 75% thereafter until the disability terminates or the executive dies. The Company partially insures its obligations under the Disability Compensation Agreements. Mr. Dawson's Employment Agreement provides that the Company will fund a split-dollar whole-life insurance policy, in the aggregate amount of $2.25 million, of which Mr. Dawson's life insurance trust is the beneficiary. The Company maintains a $1.5 million key-man life insurance policy on Mr. Dawson, with the Company as the beneficiary. Mr. Teeter's Employment Agreement provides that the Company will fund certain term-life insurance policies, aggregating $1 million in death benefits, with Mr. Teeter's spouse as owner and beneficiary, and provide to Mr. Teeter other benefits comparable to those provided to Mr. Dawson (or equivalent compensation).

     Each Employment Agreement continues until May 31, 2000, unless sooner terminated by the Company for "just cause" (as defined therein) or for other than "just cause" or by reason of the death or disability (as defined therein) of such executive. If either Employment Agreement is terminated by the Company for "just cause" or as a result of the executive's death or disability, such executive will be entitled to receive an amount equal to the compensation earned and accrued by him as of the date of such termination. In the event either Employment Agreement is terminated by the Company for any other reason (including the expiration of the term), such executive will be entitled to continue to receive his base salary, bonuses and benefits for the longer of one year thereafter or the remainder of the term of such Employment Agreement. Each Employment Agreement further provides that upon termination of any such Employment Agreement, for any reason, such executive will be subject to a one-year noncompetition agreement; provided, however, that in the event such termination is for any reason other than "just cause," such executive may terminate the noncompetition provision upon written notice to the Company, in which event all of the above post-termination compensation shall thereafter terminate.

STOCK PERFORMANCE CHART

     The line graph below compares the cumulative total shareholder return on the Company's Common Stock from July 12, 1994, the date of its initial public offering, through May 31, 1997, with the Nasdaq Stock Market-U.S. ("the Nasdaq Index") and a Peer Group Index. The companies included in the Peer Group Index include Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Palm Harbor Homes, Inc., Oakwood Homes Corporation, Schult Homes Corporation, Skyline Corporation and Southern Energy Homes, Inc. The graph assumes that $100 was invested at the beginning of the period and that any dividends during the period were reinvested. The Company's Initial Public Offering price of $5.12 was used as the beginning price of the Company's Common Stock.

        MEASUREMENT PERIOD              AMERICAN
      (FISCAL YEAR COVERED)          HOMESTAR CORP.      NASDAQ INDEX     PEER GROUP INDEX
7/12/94                                           100                100                100
5/31/95                                           139                122                101
5/31/96                                           348                176                184
5/31/97                                           391                198                167

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, the members of the Executive Committee were primarily responsible for determining executive compensation, although the Compensation Committee reviewed and approved all elements of executive compensation, and determined the compensation for the Company's Co-Chief Executive Officers.

     MOAMCO Properties, Inc. ("MOAMCO"), a corporation owned by Mr. Teeter leased to the Company two retail sales centers. Between June 1, 1996 and August 1, 1997, the Company and its subsidiaries paid $97,500 to MOAMCO under such leases. The Company believes that all of such lease agreements are on terms as favorable to the Company as generally available to unaffiliated parties for comparable properties.

     It is the policy of the Company that any future transactions with affiliated individuals or entities will be on terms as favorable to the Company as those reasonably available from unrelated third parties, and any such affiliated transactions will require the approval of a majority of the Independent Directors.

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on representations from certain reporting persons, the Company believes that, during the year ended May 31, 1997, each of the officers, directors and greater than 10% shareholders complied with all such applicable filing requirements.

                                 PROPOSAL NO. 3

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP as independent certified public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending May 31, 1998 and proposes that the Company's shareholders ratify this selection. KPMG Peat Marwick LLP has served the Company in this capacity since 1983. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO
                 RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the Company's 1998 Annual Meeting of Shareholders, such proposals must be received by the Company not later than April 30, 1998. Such proposals should be directed to American Homestar Corporation, 2450 South Shore Boulevard, Suite 300, League City, Texas 77573, Attention: Secretary.

                                 OTHER BUSINESS

     The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

     All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

     Accompanying this Proxy Statement is a copy of the Company's Annual Report for the fiscal year ended May 31, 1997 (the "Annual Report"). The Annual Report is not to be deemed a part of this Proxy Statement.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO AMERICAN HOMESTAR CORPORATION, ATTN: CRAIG A. REYNOLDS, SECRETARY, 2450 SOUTH SHORE BOULEVARD, SUITE 300, LEAGUE CITY, TEXAS 77573.

                                            By Order of the Board of Directors

                                            /s/ CRAIG A. REYNOLDS
                                            ------------------------------------
                                            Craig A. Reynolds
                                            Secretary

Houston, Texas
August 28, 1997

                                  EXHIBIT A

                    NON-QUALIFIED STOCK OPTION AGREEMENTS
           (shares and exercise prices not adjusted to reflect the
                   5-for-4 stock split on February 7, 1997)

                         AMERICAN HOMESTAR CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     1. Grant of Option. Pursuant to a resolution of the Compensation Committee of the Board of Directors of American Homestar Corporation, a Texas corporation, (the "Company"), dated November 15, 1996 (the "Date of Grant"), the Company hereby grants Finis F. Teeter ("Optionee") a Non-Qualified Stock Option (the "Option") to purchase from the Company a total of 75,000 shares of the Company's common stock, par value $0.05 per share (the "Common Stock") at an exercise price of $17.00 per share, in the amounts, during the periods, and upon the terms and conditions set forth herein; provided, however, that notwithstanding anything herein to the contrary, the granting of the Option is subject to the approval of the shareholders of the Company, and this Option may not be exercised, in whole or in part, until and unless such approval has been obtained.

     2. Term of Exercise. The Option shall terminate on November 15, 2006. Subject to the previous sentence, the Option may be exercised after November 15, 2005; provided, however, that this Option may be exercised earlier according to the following schedule:

        25,000 shares:                     if the Company's Market Cap equals or
                                           exceeds $300 million at any time on
                                           or prior to November 15, 2000

        25,000 additional shares:          if the Company's Market Cap equals or
                                           exceeds $400 million at any time on
                                           or prior to November 15, 2000

        25,000 additional shares:          if the Company's Market Cap equals or
                                           exceeds $500 million at any time on
                                           or prior to November 15, 2000

     As used herein, the term "Company's Market Cap" shall mean the market capitalization of the Company which shall be determined, on any given day, by multiplying the last closing price of the Common Stock on such day by the number of issued and outstanding shares of Common Stock on such day.

     3. Restrictions on Exercise.  The Option:

          (a) may be exercised only with respect to full shares of Common Stock and no fractional shares of Common Stock shall be issued upon exercise of the Option; and

          (b) may be exercised, in whole or in part, but no certificates representing shares of Common Stock subject to the Option shall be delivered if any requisite registration with, clearance by, or consent, approval or authorization of, any governmental authority of any kind having jurisdiction over the exercise of the Option, or issuance of securities upon such exercise, shall have not been taken or secured, or an opinion of counsel for the Company has not been received stating that no such consent, approval or authorization is necessary.

     4. Manner of Exercise. The Option may be exercised by written notice to the Company of the number of shares of Common Stock being purchased and the exercise price to be paid accompanied by the following:

          (a) full payment of the exercise price in United States dollars, or in shares of Common Stock then owned by the Optionee, or in any other form of valid consideration, or a combination of any of the foregoing as required or permitted by the Board of Directors in its discretion; and

          (b) an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the Option, (ii) to determine whether registration is then required under the Securities Act of 1933, as then in effect, and
     (iii) to comply with or satisfy the requirements of the Securities Act of 1933 (the "Securities Act"), or any other federal, state or local law, as then in effect.

Upon due exercise of the Option, the Company shall issue certificates representing shares of Common Stock registered in the name of the person exercising the Option.

     5. Withholding of Taxes. The Company shall be entitled to withhold from any payments otherwise due Optionee such amounts as may be necessary to satisfy any federal income tax withholding requirement with respect to the exercise of the Option, the transfer of shares of Common Stock, or the disposition of such shares, and may, if necessary, collect from Optionee additional amounts necessary to satisfy the withholding requirement.

     6. Non-Transferability of Option. The Option is not assignable or transferable by Optionee otherwise than by will or the laws of descent and distribution and during the lifetime of Optionee may only be exercised by Optionee.

     7. Rights as Shareholder. Neither the Optionee nor any of Optionee's beneficiaries shall be deemed to have any rights as a shareholder of the Company with respect to any shares covered by the Option until the issuance of a certificate to the Optionee for such shares. Except as provided in Section 9 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     8. Capital Adjustments. The aggregate number of shares of Common Stock covered by the Option and the exercise price per share of Common Stock covered by the Option shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock.

     9. Rights in Event of Death of Optionee. If Optionee dies prior to termination of Optionee's rights to exercise the Option in accordance with the provisions of this Agreement without having exercised the Option as to all shares covered hereby, the Option may be exercised by Optionee's estate or a person who acquired the right to exercise the Option by request or inheritance or by reason of the death of Optionee; provided, however, that, the period during which the Option may be so exercised shall not continue beyond the expiration of the Option or one year from the date of Optionee's death, whichever date first occurs.

     10. Shares Purchased for Investment. Optionee agrees that any shares of Common Stock acquired on exercise of this Option shall be acquired solely for Optionee's own account and not as a nominee or agent for any other person, for investment, and not with a view to, or for offer or resale in connection with, any distribution thereof within the meaning of the Securities Act or other applicable securities laws. Optionee understands that any shares of Common Stock acquired on exercise of this Option have not been registered under the Securities Act or under any applicable blue sky or other state securities law or regulation (hereinafter collectively referred to as "blue sky laws") and that Optionee cannot offer for sale, sell, pledge, transfer or otherwise dispose of such shares of Common Stock unless such shares of Common Stock have been registered under the Securities Act and under any applicable blue sky laws, or unless an exemption from such registration is available with respect to any such proposed offer, sale, pledge, transfer or other disposition. Optionee agrees that a restrictive legend addressing the foregoing restrictions on transfer may be placed on certificates representing any shares of Common Stock acquired on exercise of this Option and that transfer of such shares of Common Stock may be refused by the Company or its transfer agent, if any, if in the opinion of counsel to the Company any proposed sale or other disposition thereof by Optionee would not be in compliance with the Securities Act or any other applicable federal securities laws or blue sky laws.

     11. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at 2450 South Shore Boulevard, Suite 300, League City, Texas 77573, Attention: Craig A. Reynolds. Each notice to Optionee or other person or persons then entitled to exercise the Option shall be addressed to Optionee at the address specified below or such other person or persons at Optionee's address specified below. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     12. No Obligation to Exercise Option. This Agreement does not impose any obligation upon Optionee to exercise the Option.

     13. Law Governing. THIS AGREEMENT IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE.

     EXECUTED as of the date first set forth above.

                                            AMERICAN HOMESTAR CORPORATION

                                            By:    /s/ CRAIG A. REYNOLDS
                                              ----------------------------------
                                            Its: Vice President -- Finance

                                            OPTIONEE:

                                                   /s/ FINIS F. TEETER
                                            ------------------------------------
                                                       Finis F. Teeter

                         AMERICAN HOMESTAR CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     1. Grant of Option. Pursuant to a resolution of the Compensation Committee of the Board of Directors of American Homestar Corporation, a Texas corporation, (the "Company"), dated November 15, 1996 (the "Date of Grant"), the Company hereby grants Laurence A. Dawson, Jr. ("Optionee") a Non-Qualified Stock Option (the "Option") to purchase from the Company a total of 75,000 shares of the Company's common stock, par value $0.05 per share (the "Common Stock") at an exercise price of $17.00 per share, in the amounts, during the periods, and upon the terms and conditions set forth herein; provided, however, that notwithstanding anything herein to the contrary, the granting of the Option is subject to the approval of the shareholders of the Company, and this Option may not be exercised, in whole or in part, until and unless such approval has been obtained.

     2. Term of Exercise. The Option shall terminate on November 15, 2006. Subject to the previous sentence, the Option may be exercised after November 15, 2005; provided, however, that this Option may be exercised earlier according to the following schedule:

        25,000 shares:             if the Company's Market Cap equals or exceeds
                                   $300 million at any time on or prior to
                                   November 15, 2000

        25,000 additional shares:  if the Company's Market Cap equals or exceeds
                                   $400 million at any time on or prior to
                                   November 15, 2000

        25,000 additional shares:  if the Company's Market Cap equals or exceeds
                                   $500 million at any time on or prior to
                                   November 15, 2000

As used herein, the term "Company's Market Cap" shall mean the market capitalization of the Company which shall be determined, on any given day, by multiplying the last closing price of the Common Stock on such day by the number of issued and outstanding shares of Common Stock on such day.

     3. Restrictions on Exercise. The Option:

          (a) may be exercised only with respect to full shares of Common Stock and no fractional shares of Common Stock shall be issued upon exercise of the Option; and

          (b) may be exercised, in whole or in part, but no certificates representing shares of Common Stock subject to the Option shall be delivered if any requisite registration with, clearance by, or consent, approval or authorization of, any governmental authority of any kind having jurisdiction over the exercise of the Option, or issuance of securities upon such exercise, shall have not been taken or secured, or an opinion of counsel for the Company has not been received stating that no such consent, approval or authorization is necessary.

     4. Manner of Exercise. The Option may be exercised by written notice to the Company of the number of shares of Common Stock being purchased and the exercise price to be paid accompanied by the following:

          (a) full payment of the exercise price in United States dollars, or in shares of Common Stock then owned by the Optionee, or in any other form of valid consideration, or a combination of any of the foregoing as required or permitted by the Board of Directors in its discretion; and

          (b) an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the Option, (ii) to determine whether registration is then required under the Securities Act of 1933, as then in effect, and
     (iii) to comply with or satisfy the requirements of the Securities Act of 1933 (the "Securities Act"), or any other federal, state or local law, as then in effect.

Upon due exercise of the Option, the Company shall issue certificates representing shares of Common Stock registered in the name of the person exercising the Option.

     5. Withholding of Taxes. The Company shall be entitled to withhold from any payments otherwise due Optionee such amounts as may be necessary to satisfy any federal income tax withholding requirement with respect to the exercise of the Option, the transfer of shares of Common Stock, or the disposition of such shares, and may, if necessary, collect from Optionee additional amounts necessary to satisfy the withholding requirement.

     6. Non-Transferability of Option. The Option is not assignable or transferable by Optionee otherwise than by will or the laws of descent and distribution and during the lifetime of Optionee may only be exercised by Optionee.

     7. Rights as Shareholder. Neither the Optionee nor any of Optionee's beneficiaries shall be deemed to have any rights as a shareholder of the Company with respect to any shares covered by the Option until the issuance of a certificate to the Optionee for such shares. Except as provided in Section 9 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     8. Capital Adjustments. The aggregate number of shares of Common Stock covered by the Option and the exercise price per share of Common Stock covered by the Option shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock.

     9. Rights in Event of Death of Optionee. If Optionee dies prior to termination of Optionee's rights to exercise the Option in accordance with the provisions of this Agreement without having exercised the Option as to all shares covered hereby, the Option may be exercised by Optionee's estate or a person who acquired the right to exercise the Option by request or inheritance or by reason of the death of Optionee; provided, however, that, the period during which the Option may be so exercised shall not continue beyond the expiration of the Option or one year from the date of Optionee's death, whichever date first occurs.

     10. Shares Purchased for Investment. Optionee agrees that any shares of Common Stock acquired on exercise of this Option shall be acquired solely for Optionee's own account and not as a nominee or agent for any other person, for investment, and not with a view to, or for offer or resale in connection with, any distribution thereof within the meaning of the Securities Act or other applicable securities laws. Optionee understands that any shares of Common Stock acquired on exercise of this Option have not been registered under the Securities Act or under any applicable blue sky or other state securities law or regulation (hereinafter collectively referred to as "blue sky laws") and that Optionee cannot offer for sale, sell, pledge, transfer or otherwise dispose of such shares of Common Stock unless such shares of Common Stock have been registered under the Securities Act and under any applicable blue sky laws, or unless an exemption from such registration is available with respect to any such proposed offer, sale, pledge, transfer or other disposition. Optionee agrees that a restrictive legend addressing the foregoing restrictions on transfer may be placed on certificates representing any shares of Common Stock acquired on exercise of this Option and that transfer of such shares of Common Stock may be refused by the Company or its transfer agent, if any, if in the opinion of counsel to the Company any proposed sale or other disposition thereof by Optionee would not be in compliance with the Securities Act or any other applicable federal securities laws or blue sky laws.

     11. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at 2450 South Shore Boulevard, Suite 300, League City, Texas 77573, Attention: Craig A. Reynolds. Each notice to Optionee or other person or persons then entitled to exercise the Option shall be addressed to Optionee at the address specified below or such other person or persons at Optionee's address specified below. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     12. No Obligation to Exercise Option. This Agreement does not impose any obligation upon Optionee to exercise the Option.

     13. Law Governing. THIS AGREEMENT IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE.

     EXECUTED as of the date first set forth above.

                                            AMERICAN HOMESTAR CORPORATION

                                            By:    /s/ CRAIG A. REYNOLDS
                                              ----------------------------------
                                            Its: Vice President -- Finance

                                            OPTIONEE:

                                               /s/ LAURENCE A. DAWSON, JR.
                                            ------------------------------------
                                                   Laurence A. Dawson, Jr.

                             AMERICAN HOMESTAR CORPORATION
                         PROXY - ANNUAL MEETING OF SHAREHOLDERS

  P             The undersigned hereby appoints Laurence A. Dawson, Jr. and
        Craig A. Reynolds, each with power to act without the other and with
  R full power of substitution, as Proxies to represent and to vote, as designated on the reverse side, all stock of American Homestar
  O Corporation owned by the undersigned at the Annual Meeting of Shareholders to be held at South Shore Harbour Hotel, 2500 South Shore
  X Boulevard, League City, Texas, 77573, on Thursday, October 2, 1997, at 10:00 a.m., local time, upon such business as may properly come before
  Y the meeting or any adjournment thereof, including the matters set forth on the reverse side.

                THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, (ii) FOR THE APPROVAL OF NON-QUALIFIED STOCK OPTION AGREEMENTS, (iii) FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND (iv) IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


                              (Continued on reverse side)

                                  FOLD AND DETACH HERE

                          (CONTINUED FROM OTHER SIDE)           PLEASE MARK  [X]
                                                               YOUR VOTE AS
                                                               INDICATED IN
                                                               THIS EXAMPLE

Election as Directors of the eight nominees listed below (except as indicated to the contrary below):

  FOR ALL       WITHHOLD AUTHORITY      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE WITHHOLD
  NOMINEES      to vote on one or       BOX AND STRIKE THROUGH THE NOMINEE'S NAME BELOW.
                more nominees as
                struck out to the       Finis F. Teeter, Laurence A. Dawson, Jr., Craig A. Reynolds, Jackie H. Holland, Charles N.
                right                   Carney, Jr., James J. Fallon, William O. Hunt and Jack L. McDonald

    [ ]               [ ]

Approval of Non-Qualified Stock Agreements.     3. Ratification of the selection of KPMG        4. In their discretion on any other
                                                   Peat Marwick LLP as the Company's               matter that may properly come
                                                   independent certified public                    before the meeting or any
                                                   accountants.                                    adjournments thereof.

     FOR        AGAINST       ABSTAIN                 FOR     AGAINST      ABSTAIN

     [ ]          [ ]           [ ]                   [ ]        [ ]         [ ]

                                                                                      Dated: _________________________________, 1997

                                                                                      ______________________________________________
                                                                                                       Signature

                                                                                      ______________________________________________
                                                                                                (Signature if held jointly)

                                                                                      Please date, sign exactly as shown hereon and
                                                                                      mail promptly this proxy in the enclosed
                                                                                      envelope. When there is more than one owner,
                                                                                      each should sign. When signing as an attorney,
                                                                                      administrator, executor, guardian or trustee,
                                                                                      please add your title as such. If executed by
                                                                                      a corporation, this proxy should be signed by
                                                                                      by a duly authorized officer. If executed by
                                                                                      a partnership, please sign in the partnership
                                                                                      name by an authorized person.

                                                                                      This proxy may be revoked prior to the
                                                                                      exercise of the powers conferred by the proxy.

                                                                                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                                                                      OF DIRECTORS.

------------------------------------------------------------------------------------------------------------------------------------
                                                      --FOLD AND DETACH HERE--